Exhibit 10.1

FOURTH AMENDMENT TO
AMENDED AND RESTATED SALE AND SERVICING AGREEMENT

This FOURTH AMENDMENT TO AMENDED AND RESTATED SALE AND SERVICING AGREEMENT (this “Amendment”) dated as of February 28, 2011, is by and among SILVERLEAF FINANCE IV, LLC a Delaware limited liability company, as purchaser (the “Purchaser”), SILVERLEAF RESORTS, INC., a Texas corporation, as seller and servicer (the “Seller”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”), Backup Servicer and Account Intermediary. Capitalized terms used in this Amendment have the meanings given such terms in the Agreement (as defined in the initial Recital below), except as provided otherwise herein.

WHEREAS, the parties hereto have entered into the Amended and Restated Sale and Servicing Agreement, dated as of December 22, 2006, by and among the Purchaser, the Seller, and the Trustee (as three times previously amended, the “Agreement”); and
WHEREAS, Section 11.1 of the Agreement permits the Agreement to be amended from time to time pursuant to the conditions set forth therein.
NOW THEREFORE, in consideration of the above premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Amendments.

(a)    In Annex A, the definition of “Funding Termination Event” is hereby amended by replacing clause (vi) thereof, currently reading

“(vi) the rating of the Notes shall be below Baa2 by Moody's and the Noteholder shall have declared that a Funding Termination Event has occurred;”

in its entirety with the following:

“(vi) the rating of the Notes shall be below BBB by S&P or an equivalent comparable rating assigned by any other Rating Agency rating the Notes, and the Noteholder shall have declared that a Funding Termination Event has occurred as a result;”

(b)    In Annex A, the definition of “Noteholder Excess Principal Amount” is hereby amended in its entirety to read as follows:
“Noteholder Excess Principal Amount” means, if a Noteholder Excess Principal Event has occurred, (i) for each Settlement Date that occurs prior to the Settlement Date in February, 2012, the sum of (1) the Borrowing Base Deficiency, if any, and (2) the product of (A) the Available Funds remaining after the distribution on such Settlement Date of the amounts pursuant to Section 5.7(a)(i) through (viii) of the Sale and Servicing Agreement and the payment of any Borrowing Base Deficiency, and (B) (x) if the Three Month Rolling Average of Default Ratios as of the related Determination Date is less than 1.00%,

33.33% and (y) in all other cases, 50.00%, (ii) for each Settlement Date commencing with the Settlement Date that occurs in February 2012 and ending with the Settlement Date that occurs in January 2013, the sum of (1) the Borrowing Base Deficiency, if any, and (2) the product of (A) the Available Funds remaining after the distribution on such Settlement Date of the amounts pursuant to Section 5.7(a)(i) through (viii) of the Sale and Servicing Agreement and the payment of Borrowing Base Deficiency, and (B) (x) if the Three Month Rolling Average of Default Ratios as of the related Determination Date is less than 1.00%, 66.66% and (y) in all other cases, 75.00%, and (iii) on each Settlement Date commencing with the Settlement Date that occurs in January 2014 and thereafter, all the Available Funds remaining after the distribution on such Settlement Date of the amounts pursuant to Section 5.7(a)(i) through (viii) of the Sale and Servicing Agreement.

(c)    In Annex A, the definition of “Scheduled Maturity Date” is hereby amended by replacing the reference to “February 12, 2011” therein with “May 12, 2011”.
For the avoidance of doubt, it is understood that the intended effect of the amendment in this subsection (c), although entered into after February 12, 2011, shall be that the Facility Termination Date will be deemed not to have occurred solely as a result of the occurrence of the Scheduled Maturity Date on February 12, 2011 (i.e., prior to the effectiveness of this Amendment) but without prejudice to any other right or remedy of the Purchaser, Note Purchaser or Trustee under any Basic Document.

2.	Conditions to Effectiveness.

This Amendment shall be effective upon (i) delivery to the Note Purchaser of counterparts hereof executed by each of the parties hereto, (ii) delivery to the Note Purchaser of such evidence of authorization or other required entity action of the Seller and the Purchaser, incumbency, good standing and other matters as may be required by the Note Purchaser, in each case in form and substance satisfactory to the Note Purchaser, (iii) the representations and warranties of the Seller and the Purchaser referred to in Section 3(a) below are accurate as of the date hereof (or as of the date otherwise deemed made, as applicable) and (iv) all expenses of the Note Purchaser incurred in connection with this Amendment (including reasonable attorney fees and out-of-pocket expenses) shall have been paid to the extent the amount thereof has been notified to the Seller and the Purchaser in writing (but without prejudice to the right of the Note Purchaser separately to demand payment of such fees and expenses pursuant to Section 8.05(a)(i)(A) of the Note Purchase Agreement).

3.	Miscellaneous.

(a)Each of the Seller and the Purchaser hereby certifies that its representations and warranties set forth any Basic Document, in each case to the extent that such representations and warranties are deemed repeated on each Settlement Date, Determination Date or the date of any Advance pursuant to the terms of any such Basic Document, are true and correct on the date hereof with the same force and effect as if made on the date hereof (but giving effect to the statement of intent set forth in Section 1(c) of this Amendment). In addition, the Seller and the Purchaser each represents and warrants that (i) no Event of Default or other Funding Termination Event (nor any event that but for notice or lapse of time or both would constitute an Event of Default or other Funding Termination Event) shall have occurred and be continuing as of the date hereof nor shall any of the foregoing occur due to this Amendment becoming effective (but giving effect to the statement of intent set forth in Section 1(c) of this Amendment), (ii) the Seller and the Purchaser each has the entity power and authority to execute and deliver this Amendment and has taken or caused to be taken all necessary entity actions to authorize the execution and delivery of this Amendment, (iii) this Amendment constitutes the valid and binding obligation of the Seller and the

Purchaser, enforceable in accordance with its terms and (iv) no consent of any other person (including, without limitation, equity holders or creditors of the Seller or the Purchaser) and no action of or filing with any governmental or public body or authority is required to authorize, or is otherwise required in connection with the execution and performance of this Amendment, other than such that have been obtained.

(b)The Note Purchaser, by its execution of the signature page of this Amendment in the space indicated, evidences that (i) it is waiving, in respect of this Amendment only, the fee payment that would otherwise be due to it upon an extension of the Scheduled Maturity Date pursuant to Section 3.02(c) of the Note Purchase Agreement, (ii) it is waiving, in respect of this Amendment only, the related opinion delivery requirements that are set forth in Section 4.8 of the Agreement, Section 11.2(i) of the Agreement (which requirement is also referred to in Section 11.1(c) of the Agreement) and Section 3.6(b) of the Indenture, (iii) it is waiving, in respect of this Amendment only, the procedural and notice requirements related to extensions of the Scheduled Maturity Date that are set forth in Section 2.3(b) of the Indenture and (iv) in connection with and as contemplated in the definition of Rating Agency in the Agreement, it acknowledges that Moody's is no longer maintaining a rating on the Note and it designates S&P to be the Rating Agency for all purposes of the Basic Documents wherein such defined term is used (as the term “S&P” is defined in Section 11.1(f) of the Agreement).

(c)The Agreement, as amended hereby, is hereby ratified and confirmed in all respects and remains in full force and effect in accordance with its terms.

(d)All references in any Basic Document to the Agreement shall mean the Agreement as amended hereby.

(e)This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

(f)THIS AMENDMENT SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

(g)The headings of the several sections of this Amendment are for convenience only and shall not affect the construction hereof.

(h)This Amendment shall be deemed to be a Basic Document under the Indenture and the other Basic Documents.

[signatures follow]

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date first above written.

SILVERLEAF FINANCE IV, LLC By: /s/ HARRY J. WHITE, JR. Name: Harry J. White, Jr. Title: Chief Financial Officer

SILVERLEAF RESORTS, INC. By: /s/ HARRY J. WHITE, JR. Name: Harry J. White, Jr. Title: Chief Financial Officer

WELLS FARGO BANK, NATIONAL
ASSOCIATION, in its capacity as Trustee By: /s/ SUE DIGNAN Name: Sue Dignan Title: Vice President

Consented to and agreed (for purposes of Section
3(b) of this Amendment, and the Note Purchaser
or Noteholder consent requirements set forth in
Sections 3.7(b) and 3.8(iii)(D) of the Indenture and
Section 11.1(a) of the Agreement):
UBS REAL ESTATE SECURITIES INC.,
as Note Purchaser

By: /s/ COLIN BENNETT
Name: Colin Bennett
Title: Executive Director

By: /s/ CHRISTOPHER SCOLARO
Name: Christopher Scolaro
Title: Director